UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 13, 2014

Date of Report (Date of earliest event reported)

Realogy Holdings Corp.

(Exact name of registrant as specified in its charter)

001-35674

(Commission

File Number)

Delaware	20-8050955
(State of Incorporation)	(I.R.S. Employer Identification Number)

Realogy Group LLC

(Exact name of registrant as specified in its charter)

333-148153

(Commission

File Number)

Delaware	20-4381990
(State of Incorporation)	(I.R.S. Employer Identification Number)

175 Park Avenue

Madison, NJ 07940

(Address of Principal Executive Offices) (Zip Code)

(973) 407-2000

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 14, 2014, Realogy Group LLC, a Delaware limited liability company (“Realogy”), completed its acquisition of all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of ZipRealty, Inc., a Delaware corporation (“ZipRealty”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 15, 2014, by and among Realogy, Honeycomb Acquisition, Inc. (“Purchaser”) and ZipRealty.

Realogy’s acquisition of the Shares was structured as a two-step transaction, with a cash tender offer by Purchaser for the Shares at a price of $6.75 per Share, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 16, 2014, and the related Letter of Transmittal, each as amended and supplemented from time to time, filed by Realogy and Purchaser with the U.S. Securities and Exchange Commission on July 16, 2014 (the “Offer”), followed by the merger of Purchaser with and into ZipRealty, with ZipRealty surviving as a wholly-owned indirect subsidiary of Realogy (the “Merger”).

The Offer expired at 5:00 P.M., New York City time, on Wednesday, August 13, 2014. As of the expiration of the Offer, 17,576,436 Shares were validly tendered and not withdrawn (including 821,068 Shares tendered by notice of guaranteed delivery), representing approximately 80.2% of all outstanding Shares. On August 13, 2014, Purchaser accepted for payment all Shares validly tendered and not properly withdrawn prior to the expiration of the Offer and made payment for such Shares in accordance with the terms and conditions of the Offer and applicable law. On August 14, 2014, Realogy Holdings Corp., Realogy’s ultimate parent, issued a press release, which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the completion of the Offer, the exercise of the Top-Up Option (as defined below) and its intent to effect the Merger pursuant to the “short-form” procedures under applicable Delaware law.

In order to obtain a sufficient number of Shares to effect a “short-form” merger under applicable Delaware law, on August 14, 2014, Purchaser exercised its option under the Merger Agreement (the “Top-Up Option”) to purchase from ZipRealty a number of newly issued Shares (the “Top-Up Shares”) equal to the lowest number of Shares that, when added to the number of Shares owned by Purchaser at the time of such exercise, constituted one Share more than 90% of the Shares outstanding (after giving effect to the issuance of the Top-Up Shares). Immediately following the issuance of the Top-Up Shares to Purchaser, Purchaser owned in excess of 90% of the outstanding Shares at such time.

Following Purchaser’s acceptance for payment of all Shares validly tendered and not properly withdrawn pursuant to the Offer on August 13, 2014, and Purchaser’s subsequent exercise of the Top-Up Option, Realogy and Purchaser completed the Merger in accordance with the applicable provisions of Delaware law that authorized completion of the Merger without a vote or meeting of the stockholders of ZipRealty. ZipRealty survived the Merger as a wholly-owned indirect subsidiary of Realogy.

The aggregate consideration paid by Realogy in the Merger was approximately $166 million (inclusive of paying holders of in-the-money ZipRealty stock options, whether vested or unvested at the time of the Merger, for each option owned by such holders, the excess of $6.75 over the exercise price of the applicable option), plus related transaction fees and expenses.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Realogy Holdings Corp. on August 14, 2014 (incorporated by reference to Exhibit (a)(5)(D) to Amendment No. 5 to the Schedule TO-T of Realogy Group LLC and Honeycomb Acquisition, Inc. filed with the SEC on August 14, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY HOLDINGS CORP.

Date: August 15, 2014	By:	/s/ Anthony E. Hull
	Name:	Anthony E. Hull
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY GROUP LLC

Date: August 15, 2014	By:	/s/ Anthony E. Hull
	Name:	Anthony E. Hull
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Realogy Holdings Corp. on August 14, 2014 (incorporated by reference to Exhibit (a)(5)(D) to Amendment No. 5 to the Schedule TO-T of Realogy Group LLC and Honeycomb Acquisition, Inc. filed with the SEC on August 14, 2014)